Exhibit 99.1
PROS Holdings, Inc. Reports Fourth Quarter and Full Year 2010
Financial Results
•	Fourth quarter GAAP total revenue of $20.2 million, exceeding the high end of revenue guidance.

•	Full year GAAP total revenue of $71.0 million and non-GAAP total revenue of $74.2 million.

•	Fourth quarter GAAP net income of $0.02 per share and non-GAAP net income of $0.08 per share.

•	Cash and cash equivalents of $55.8 million and no debt.
Houston, Texas — February 9, 2010 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and margin optimization software solutions, today announced financial results for the fourth quarter and full year ended December 31, 2010.
Total revenue, in accordance with generally accepted accounting principles (“GAAP”), for the fourth quarter of 2010 was $20.2 million, exceeding the high end of the Company’s revenue guidance for the quarter. For the year ended December 31, 2010, GAAP revenue was $71.0 million and non-GAAP revenue was $74.2 million.
Andres Reiner, CEO, stated, “We are pleased that entering 2011, PROS is a stronger company as reflected by our growth and overall performance in 2010 and we believe PROS is in a strong position to seize the many opportunities ahead. We are confident that our growth strategies are taking hold. Awareness and adoption of PROS solutions are increasing, our customers are realizing outstanding value from our solutions, our partner ecosystem is expanding, and our product innovations continue to set new standards in the market. We believe this combination positions PROS as the software provider of choice for companies interested in improving revenues and profitability.”
For the quarter ended December 31, 2010, PROS reported a GAAP loss from operations of $0.3 million, the primary difference between GAAP and non-GAAP income from operations is share-based compensation expense of $2.5 million. For the fourth quarter of 2009, income from operations was $1.6 million. GAAP net income in the quarter was $0.6 million, or $0.02 per share, compared with GAAP net income of $1.2 million, or $0.04 per share, in the fourth quarter of 2009.
For the quarter ended December 31, 2010, non-GAAP income from operations was $2.9 million compared with $3.0 million for the same period in 2009. Non-GAAP net income was $2.2 million, or $0.08 per share, which includes the benefit of the Research and Experimentation (“R&E”) tax credit, compared with $2.3 million, or $0.09 per share, in the fourth quarter of 2009.
For the year ended December 31, 2010, loss from operations, in accordance with GAAP was $4.3 million compared with income from operations of $7.4 million for the year ended December 31, 2009. GAAP net loss for the year was $1.9 million, or $0.07 per share, compared with GAAP net income of $5.5 million, or $0.21 per share, in 2009.
For the year ended December 31, 2010, non-GAAP income from operations was $9.5 million compared with $12.8 million for the year ended December 31, 2009, as the Company invested in planned initiatives to drive long-term growth. Non-GAAP net income for the year was $6.8 million, or $0.25 per share, which includes the benefit of the R&E tax credit, compared with $9.5 million, or $0.36 per share, in 2009.

The R&E tax credit was signed into law in the fourth quarter of 2010. As a result for GAAP, PROS recorded the benefit of the R&E tax credit for 2010 in the fourth quarter of 2010. The GAAP effect of the reinstatement of the R&E tax credit was $0.02 and $0.03 for the quarter and year ended December 31, 2010, respectively, and non-GAAP earnings per share increased $0.01 and $0.02 for the quarter and year ended December 31, 2010, respectively.
Charles Murphy, Executive Vice President and CFO, stated, “We are very pleased that our revenue exceeded the high end of our revenue guidance for the fourth quarter, as well as our second quarter of achieving significant year over year non-GAAP revenue growth. Even with our continued investments in support of long term growth, we were able to maintain a good level of profitability with a non-GAAP operating margin of 14.3% for the fourth quarter and 12.9% for the year. We are pleased with our strong balance sheet, with $55.8 million in cash and no debt, and our history of profitability. We believe our backlog growth will drive revenue growth on a full-year basis in 2011, while we continue making investment that will further strengthen our leadership position and drive longer-term growth opportunities.”
In the third quarter of 2010, the Company settled a legal dispute which resulted in a 2010 pre-tax charge to operating income of $6.2 million for the year, of which $3.1 million was a reduction of revenue and $3.1 million was an expense. The Company does not anticipate any future payment obligations related to the litigation.
The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the quarter and year ended December 31, 2010 and 2009.
Financial Outlook
Based on information as of today, PROS is providing the following outlook for the first quarter of 2011:
First Quarter of Fiscal Year 2011:
•	The Company expects total revenue in the range of $20.5 million to $20.9 million.

•	The Company is projecting GAAP income from operations of $0.8 million to $1.1 million and GAAP earnings per share of $0.02 to $0.03.

•	The Company is projecting non-GAAP income from operations of $2.2 million to $2.5 million and non-GAAP earnings per share of $0.05 to $0.06. Non-GAAP income from operations for the first quarter excludes estimated non-cash share-based compensation charges of approximately $1.4 million.

•	Earnings per share are based on an estimated weighted average of 27.3 million diluted shares outstanding.
The GAAP and non-GAAP projections provided above are based on an estimated tax rate of 34%.
Backlog
We had backlog of $107.0 million as of December 31, 2010 as compared to backlog of $84.3 million as of December 31, 2009. The portion of our backlog as of December 31, 2010 reasonably expected to be recognized as revenue within the next twelve months is estimated to be $72.0 million.
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on February 9, 2010, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (800) 901-5259 (domestic) or (617) 786-4514 (international). The pass code for the call is 75495948. Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 17466797. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of prescriptive enterprise pricing and margin optimization software products, specializing in price analytics, price execution, and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100’s of simultaneous users and sub-second electronic transactions.
PROS provides professional services to configure its software products to meet the specific pricing needs of each customer. Founded in 1985, PROS has implemented over 500 solutions across a range of industries in 50 countries. PROS is headquartered in Houston, Texas and has over 400 personnel, more than 110 with advanced degrees and over 25 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.
Forward-looking Statements
This press release contains forward-looking statements, including statements about PROS’ future financial performance, positioning of PROS, optimism of PROS management, successes and demand of customers in PROS’ target market of pricing and margin optimization, the growth of PROS pricing partner and influencer ecosystem, PROS’ markets, product development, the demand for PROS solutions, the performance of PROS solutions, the predictability of the PROS business and PROS’ effective tax rate and the continued reinstatement of the R&E tax credit. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) a slowdown in the economy has on PROS’ sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (c) PROS’ ability to develop and sell new products and product enhancements with the required technical specifications and functionality desired by customers, (d) the ability of the market for enterprise pricing and margin optimization software to grow, (e) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business which it historically has provided, (f) PROS’ ability to maintain its current level of gross margins, (g) PROS’ ability to maintain historical maintenance renewal rates, (h) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto, (i) ability of PROS management to grow the business successfully, (j) PROS’ implementation of its solutions without modification or negotiation of contractual arrangements, (k) the amount of revenue we expect to derive from backlog and (l) the impact of currency fluctuations on our results of operations. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, gross profit, selling, general and administrative, research and development, income from operations, net income, diluted earnings per share and net cash provided by operating activities. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.
Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com

Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)
(Unaudited)

	December 31,
	2010	2009
Assets:
Current assets:
Cash and cash equivalents	$55,845	$62,449
Short-term investments	73	—
Accounts and unbilled receivables, net of allowance of $1,020 and $1,300, respectively	27,402	12,035
Prepaid expenses and other current assets	6,170	4,143

Total current assets	89,490	78,627
Restricted cash	293	—
Property and equipment, net	3,248	2,959
Other long term assets, net	5,097	3,743

Total assets	$98,128	$85,329

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$2,131	$1,198
Accrued liabilities	1,998	3,199
Accrued payroll and other employee benefits	4,606	4,510
Deferred revenue	28,429	14,099
Other current liabilities	—	4,866

Total current liabilities	37,164	27,872
Long-term deferred revenue	1,461	2,418

Total liabilities	38,625	30,290

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 30,777,000 and 30,163,508 shares issued, respectively, 26,359,415 and 25,745,923 shares outstanding, respectively	31	30
Additional paid-in capital	69,844	63,439
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated other comprehensive (loss) income	(11)	—
Retained earnings	3,577	5,508

Total stockholders’ equity	59,503	55,039

Total liabilities and stockholders’ equity	$98,128	$85,329

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months
	Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenue:
License and implementation	$12,685	$10,280	$42,067	$43,684
Maintenance and support	7,508	6,641	28,978	25,099

Total revenue	20,193	16,921	71,045	68,783

Cost of revenue:
License and implementation	4,319	3,471	14,751	13,893
Maintenance and support	1,434	1,146	5,816	4,752

Total cost of revenue	5,753	4,617	20,567	18,645

Gross profit	14,440	12,304	50,478	50,138
Gross margin	71.5%	72.7%	71.1%	72.9%

Operating expenses:
Selling, general and administrative	9,617	5,616	34,101	22,635
Research and development	5,122	5,137	20,664	20,136

Total operating expenses	14,739	10,753	54,765	42,771

(Loss) income from operations	(299)	1,551	(4,287)	7,367

Other income:
Interest income	16	19	69	196
Other income	25	—	25	—

(Loss) income before income tax provision	(258)	1,570	(4,193)	7,563
Income tax (benefit) provision	(889)	378	(2,262)	2,047

Net (loss) income	$631	$1,192	(1,931)	5,516

Net (loss) earnings attributable to common stockholders per share:
Basic	$0.02	$0.05	$(0.07)	$0.21
Diluted	$0.02	$0.04	$(0.07)	$0.21

Weighted average number of shares:
Basic	26,234,825	25,734,068	26,089,850	25,710,569
Diluted	27,136,193	26,736,311	26,089,850	26,430,817

PROS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2010	2009
Operating activities:
Net (loss) income	$(1,931)	$5,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,361	1,283
Stock-based compensation	6,964	5,475
Excess tax benefits on vesting of restricted stock units	(958)	—
Deferred income taxes	(187)	(1,563)
Provision for doubtful accounts	(87)	(566)
Amortization of capitalized costs	—	203
Changes in operating assets and liabilities:
Accounts receivable	(14,619)	4,377
Unbilled receivables	(2,242)	1,932
Prepaid expenses and other	(2,738)	(639)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	654	(1,597)
Other current liabilities	(4,866)	—
Deferred revenue	13,373	(2,958)

Net cash (used in) provided by operating activities	(5,276)	11,463

Investing activities:
Purchases of property and equipment	(1,524)	(1,111)
Increase in restricted cash	(366)	—

Net cash used in investing activities	(1,890)	(1,111)

Financing activities:
Proceeds from the exercise of stock options	889	118
Excess tax benefits on vesting of restricted stock units	958	—
Tax withholding related to net share settlement of restricted stock units	(1,285)	—

Net cash provided by (used in) financing activities	562	118

Net (decrease) increase in cash and cash equivalents	(6,604)	10,470
Cash and cash equivalents:
Beginning of period	62,449	51,979

End of period	$55,845	$62,449

PROS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share data)
(Unaudited)
We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	Three Months		Quarter over			Year over
	Ended December 31,		Quarter	Year Ended December 31,		Year
	2010	2009	% change	2010	2009	% change
Total revenue	$20,193	$16,921	19%	$71,045	$68,783	3%
Non-GAAP adjustment:
Litigation settlement	—	—		3,134	—

Non-GAAP total revenue	$20,193	$16,921	19%	$74,179	$68,783	8%

GAAP gross profit	$14,440	$12,304	17%	$50,478	$50,138	1%
Non-GAAP adjustment:
GAAP share-based compensation	262	232		876	872
Litigation settlement	—	—		3,134	—

Non-GAAP gross profit	$14,702	$12,536	17%	$54,488	$51,010	7%

Non-GAAP gross margin	72.8%	74.1%		73.5%	74.2%

GAAP selling, general and administrative	$9,617	$5,616	71%	$34,101	$22,635	51%
Non-GAAP adjustment:
GAAP share-based compensation	1,902	810		4,859	2,938
Litigation & settlement expense	—	—		3,040	—
Separation compensation	683	—		683	—

Non- GAAP — selling, general and administrative	$7,032	$4,806	46%	$25,519	$19,697	30%

GAAP research and development	$5,122	$5,137	(0)%	$20,664	$20,136	3%
Non-GAAP adjustment:
GAAP share-based compensation	339	411		1,229	1,665

Non- GAAP research and development	$4,783	$4,726	1%	$19,435	$18,471	5%

Income (loss) from operations	$(299)	$1,551	nm	$(4,287)	$7,367	nm
Non-GAAP adjustment:
GAAP share-based compensation	2,503	1,453		6,964	5,475
Litigation & settlement expense	—	—		6,174	—
Separation compensation	683	—		683	—

Non-GAAP income from operations	$2,887	$3,004	(4)%	$9,534	$12,842	(26)%

Non-GAAP income from operations %	14.3%	17.8%		12.9%	18.7%

GAAP (loss) net income	$631	$1,192	(47)%	$(1,931)	$5,516	nm
Non-GAAP adjustment:
GAAP share-based compensation	2,503	1,453		6,964	5,475
Litigation & settlement expense	—	—		6,174	—
Separation compensation	683	—		683	—
Tax impact of the reinstatement of the R&E tax credit	(413)	—		—	—
Tax impact related to non-GAAP adjustments	(1,196)	(362)		(5,048)	(1,482)

Non-GAAP net income	$2,208	$2,283	(3)%	$6,842	$9,509	(28)%

Shares used in computing non-GAAP earnings per share	27,136	26,736		26,856	26,431

Non-GAAP diluted earnings per share	$0.08	$0.09		$0.25	$0.36

Detail of non-GAAP share-based compensation expense:
Cost of revenue	$262	$232		$876	$872
Selling, general and administrative	1,902	810		4,859	2,938
Research and development	339	411		1,229	1,665

Total share-based compensation expense	$2,503	$1,453		$6,964	$5,475

GAAP net cash (used in) provided by operating activities				$(5,276)	$11,463
Non-GAAP adjustment:
Litigation & settlement expense				11,056	—
Tax impact related to non-GAAP adjustments				(3,759)	—

Non-GAAP net cash provided by operating activities				$2,021	$11,463

nm — not meaningful